EXHIBIT 10(iii)(A)(2)

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT effective as of January 1, 2007, between THE INTERPUBLIC GROUP OF COMPANIES, INC. (“Interpublic”) and FRANK MERGENTHALER (“Executive”).

WITNESSETH:

WHEREAS, Interpublic and Executive are parties to an Employment Agreement made as of July 18, 2005, as amended on September 12, 2007 (collectively, the “Agreement”);

WHEREAS, as of January 1, 2007, Interpublic and Executive agreed that Executive’s car and club allowances would be discontinued and that Executive’s base salary would be increased by a corresponding amount as a result;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Agreement, the parties hereto, intending to be legally bound, hereby amend the Agreement effective January 1, 2007, as follows:

1. Incorporation by Reference. All provisions of the Agreement are hereby incorporated herein by reference and shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Amendment.

2. Allowances. Sections 6.04 and 6.05 of the Agreement are hereby deleted in their entirety.

IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and Executive have caused this Amendment to the Agreement to be executed.

The Interpublic Group of Companies, Inc.		Executive

BY:	/s/ Timothy Sompolski		/s/ F. Mergenthaler
	Timothy Sompolski		Frank Mergenthaler
Executive Vice President, Chief Human Resources Officer

DATE:	5/1/08	DATE:	3/24/08